UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 4, 2018

UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-21044	33-0204817
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

201 E. Sandpointe Avenue, 8th Floor
Santa Ana, CA 92707
(Address of principal executive offices, with Zip Code)

(714) 918-9500
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	1
SIGNATURE	2

Item 5.07 Submission of Matters to a Vote of Security Holders.

Universal Electronics Inc. (the “Company”) held its annual meeting of stockholders on June 4, 2018, and the following matters were voted on at that meeting:

1.      The election of the following directors who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Withheld	Non-Votes	Uncast
Paul D. Arling	11,351,158	992,851	1,030,803	0
Satjiv S. Chahil	12,036,668	307,341	1,030,803	0
William C. Mulligan	10,488,522	1,855,487	1,030,803	0
J.C. Sparkman	11,739,137	604,872	1,030,803	0
Gregory P. Stapleton	9,789,569	2,554,440	1,030,803	0
Carl E. Vogel	9,984,221	2,359,788	1,030,803	0
Edward K. Zinser	12,099,563	244,446	1,030,803	0

2.     Stockholders approved an advisory resolution on the Company’s executive compensation as follows:

For	Against	Abstain	Non-Votes	Uncast
11,692,494	527,762	123,753	1,030,803	0

3.    Stockholders approved and adopted the Company’s 2018 Equity and Incentive Compensation Plan as follows:

For	Against	Abstain	Non-Votes	Uncast
7,568,427	4,772,950	2,632	1,030,803	0

4.    The ratification of the appointment of the independent registered public accounting firm Grant Thornton LLP was approved by the following vote:

For	Against	Abstain	Non-Votes	Uncast
13,211,413	160,915	2,484	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.

Date: June 6, 2018	By: /s/ Bryan M. Hackworth
Bryan M. Hackworth
Chief Financial Officer
(Principal Financial Officer)

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